Press Release

Vuzix Completes Sale of its Tactical Display Group for $8.5 Million Cash along with a $2.5 Million Earn-out.

ROCHESTER, NEW YORK— (June 18, 2012) - Vuzix Corporation (TSX-V:VZX, OTC:BB: VUZI, FMB: V7X) (“Vuzix” or, the “Company”), a leader in the design and manufacture of Video Eyewear products that provide users with portable high quality viewing experiences, is pleased to announce the completion of the sale of its business assets which comprised the Company’s Tactical Display Group (“TDG”). TDG products include market-leading Tac-Eye head-mounted displays (“HMDs”) targeted at military and defense applications. TDG also produces display optics and electronics modules for light, thermal weapon systems for the US Military and has performed engineering services to both the US Military and other defense customers.

Pursuant to an asset purchase agreement dated June 15, 2012 (the “APA”), TDG Acquisition Company, LLC (the “TDG LLC”) acquired TDG assets for the price of $8,500,000 before adjustments plus an additional $2,500,000 earn-out provision if certain quarterly and or annual revenue milestones are reached by the TDG LLC within one year from the date of purchase. The assets being sold in this arm’s length sale include manufacturing equipment, tooling, and other fixed assets including certain patents and trademarks and includes a license to various trade secrets relating to the existing business of the TDG. Vuzix received a worldwide, royalty free, assignable grant-back license to all the patents sold for use in the manufacture and sale of products outside of TDG LLC’s Military and Defense markets.

None of the Company’s key executive personnel will be leaving, but select personnel representing approximately 35% of Vuzix’ existing employees from its existing manufacturing, engineering and sales group will be transferred to the TDG LLC. The new TDG LLC will also be based in Rochester, New York.

Pursuant to the APA, both companies entered into 10 year non-compete agreements, pursuant to which Vuzix agreed not to sell products or services into global Military and Defense markets, and TDG LLC agreed not to sell products or services in the Consumer markets. Both entities may compete freely in all other markets. The TDG LLC has agreed to become the exclusive authorized reseller of the Company’s existing and new video eyewear products into the global Military and Defense markets. Additionally Vuzix is still allowed to perform its historically successful engineering services work on its new waveguide based video eyewear technology directly for customers within the Military and Defense markets. Any new products that the Company creates under its permitted ongoing engineering services and research programs with the US Government and other Defense organizations worldwide are to be exclusively marketed by the TDG LLC in the Military and Defense markets, unless the TDG LLC elects to have Vuzix do the same.

Paul Travers, the President of Vuzix stated “Although the TDG line of products has been an important revenue producer in recent years, it is clearly only a portion of the Company’s revenues, and following the divestiture of the TDG assets, the Company will retain a substantial amount of working capital and its ongoing core business of designing, manufacturing, marketing and selling video eyewear products for the consumer, commercial and entertainment markets. The TDG sale does not deprive the Company of any of its vital economic assets or render the Company unable to continue as a going concern. The cash proceeds of the Sale will provide the Company with additional resources to satisfy certain of its debt obligations that are currently in default, with the goal of better executing the Company’s plan of focusing on and investing in its core business.”

June 18, 2012	Press Release

Travers continued that “Since 2005, the Company has had a major focus on consumer and commercial markets for gaming, entertainment, mobile video and more recently augmented reality. The strategic divestiture of the TDG assets, allows the Company to focus on its long held goal of delivering HD smart video glasses in a true sunglass format based on our new waveguide optics and HD displays while still pursuing funded research and development from the US Government and other agencies.”

Rich Ryan, President of TDG LLC stated “We are excited about the acquisition of Vuzix Tactical Display Group and look forward to the future technology and sales relationships that are contemplated with Vuzix as part of this transaction.”

The Company is using approximately $5 million of the sale proceeds to satisfy its indebtedness with its senior secured lenders, which had been in default. Four other secured creditors of Vuzix have agreed to forgo any further debt repayments on their notes until July 2013. The balance of the proceeds will be retained by the Company for working capital purposes and trade payable payments.

Further details on the transaction will shortly be available on the Company’s 8-K as filed with the SEC and available for viewing on www.Sec.gov/edgar or www.Sedar.com ..

No regulatory authority has approved or disapproved the information contained in this news release.

Forward-Looking Statements Disclaimer

Certain statements contained in this release are "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements contained in this release relate to, among other things, use of the sale proceeds, the potential for increased sale proceeds in the event that certain earn-out conditions are satisfied, debt reduction, the Company’s financial position, new opportunities, the Company’s ability to capitalize on new opportunities, the Company’s ability to develop and sell HD smart video eyewear in a sunglass form factor, and the Company’s leadership in the Video Eyewear industry, the Company’s focus on consumer markets for gaming, entertainment, mobile video and augmented reality and other statements that may project or imply future results, events, performance or achievements. They are generally identified by words such as "plans," "seeks," "believes," "may," "expects," "anticipates," "should'" and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company's beliefs and assumptions as of the date of this release. The Company's actual results could differ materially from those projected in the Company's forward-looking statements due to, among other things, our ability to raise necessary capital; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the timing of new product launches; delays in product development; and dependence on third parties for certain key components. These risk factors and others are described in more detail in the “Risk Factors” section of the Company's Annual Reports and MD&A filed with the United States Securities and Exchange Commission and applicable Canadian securities regulators (copies of which may be obtained at www.sedar.com or www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

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June 18, 2012	Press Release

About Vuzix Corporation

Vuzix is a leading supplier of Video Eyewear products in the consumer, commercial and entertainment markets. The Company’s products, personal display devices that offer users a portable high quality viewing experience, provide solutions for mobility, wearable displays and virtual and augmented reality. Vuzix holds over 47 patents and patents pending and numerous IP licenses in the Video Eyewear field. The company has won 12 Consumer Electronics Show Innovations Awards and several wireless technology innovation awards, among others. Founded in 1997, Vuzix is a public company (TSX-V:VZX - News, OTC:BB: VUZI, FMB: V7X) with offices in Rochester, NY, Oxford, UK and Tokyo, Japan. For more information visit www.vuzix.com.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Grant Russell, CFO

IR@vuzix.com

75 Town Centre Drive

Rochester, NY USA

Tel: (585) 359-7562

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